                                                                     EXHIBIT 4.8

                               INVESTOR AGREEMENT

               THIS INVESTOR AGREEMENT (this "Agreement") is entered into as of April 1, 1996 by and among McLeod, Inc., a Delaware corporation (the "Company"); IES Investments Inc., an Iowa corporation ("IES"); Midwest Capital Group, Inc., an Iowa corporation ("MCG"); MWR Investments, Inc., an Iowa corporation ("MWR"); Clark E. McLeod ("McLeod"); Mary E. McLeod (collectively with McLeod, the "McLeods"); and the stockholders of the Company whose signatures appear on Appendix 1 (collectively, the "Other Stockholders"). IES, MCG, MWR, and the McLeods are referred to herein collectively as the "Principal Stockholders" and individually as a "Principal Stockholder." The Principal Stockholders and the Other Stockholders are referred to herein collectively as the "Stockholders" and individually as a "Stockholder."

               WHEREAS, the Company and the Stockholders are parties to a Shareholders' Agreement dated April 1, 1993 and amended on February 23, 1994 and as of April 28, 1995 (the "Prior Shareholders' Agreement"), and the Other Stockholders own, in aggregate, at least 75% of the "Stock owned by the Shareholders" (as contemplated by Section 16(a) of the Prior Shareholders' Agreement);

               WHEREAS, the Company and certain of the Stockholders are parties to an Investment Agreement dated April 1, 1993 and amended on February 23, 1994 and as of April 28, 1995 (the "Investment Agreement");

               WHEREAS, the Company proposes to effectuate a registered initial public offering of its capital stock (the "Public Offering");

               WHEREAS, the Company and the Stockholders desire to terminate the Prior Shareholders' Agreement and Investment Agreement and enter into this Agreement; and

               NOW, THEREFORE, for and in consideration of the foregoing and of the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

1.      DIRECTORS OF THE COMPANY

        1.1.  BOARD OF DIRECTORS

               For a period of three years commencing on the Effective Date (as defined in Section 5 hereof), each Principal Stockholder, for so long as such Principal Stockholder owns at least 10% of the outstanding capital stock of the Company, determined on a fully diluted basis, (that is, all outstanding capital stock of the Company and all outstanding options and other securities convertible into, or exercisable for, such capital stock) shall take or cause to be taken all such action within their respective power and authority as may be required:

               (a)            to establish and maintain the authorized size of
                          the Board of Directors of the Company at nine directors;

               (b)            to cause to be elected to the Board of
                          Directors of the Company one director designated by IES, for so long as IES owns at least 10% of the outstanding capital stock of the Corporation (determined on a fully diluted basis);

               (c)            to cause to be elected to the Board of
                          Directors of the Company one director designated by MWR, for so long as MWR owns at least 10% of the outstanding capital stock of the Corporation (determined on a fully diluted basis);

               (d)            to cause to be elected to the Board of
                          Directors of the Company three directors who are executive officers of the Company designated by McLeod, for so long as the McLeods collectively own at least 10% of the outstanding capital stock of the Corporation (determined on a fully diluted basis); and

               (e)            to cause to be elected to the Board of
                          Directors of the Company four independent directors nominated by the Board of Directors of the Company.

2.      STANDSTILL


               Each of IES, MWR and MCG (each a "Strategic Investor" and collectively, the "Strategic Investors") hereby severally agrees that for a period of three years commencing on the Effective Date, neither of such Strategic Investors nor the affiliates thereof, as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), will (and each such Strategic Investor will not assist or encourage others to), directly or indirectly, acquire or agree, offer, seek or propose to acquire, or cause to be acquired, ownership (including, but not limited to, beneficial ownership as defined in Rule l3d-3 under the Exchange Act) of any securities issued by the Company or any of its subsidiaries, or any rights or options to acquire such ownership (including from a third party), except (a) to the extent expressly set forth in this Agreement, (b) as consented prior thereto in writing by the Company's Board of Directors, (c) conversion of Class B Common Stock of the Company into Class A Common Stock of the Company pursuant to the terms thereof,
(d) with respect to transfers of equity
securities between or among a Strategic Investor and such party's wholly owned subsidiaries, parent corporation, or other wholly owned subsidiaries of such parent corporation, (e) in connection with a business combination between or among Strategic Investors, or (f) in the case of IES (or any affiliate thereof), with respect to the grant, vesting or exercise of stock options or the purchase of Class A Preferred Stock of the Company pursuant to the Agreement Regarding Support Agreement or the Agreement Regarding Guarantee, in each case between the Company and IES Diversified Inc., and the respective agreements and stock option plans contemplated thereby (collectively, the "IES Guarantee Agreements").

3.      TRANSFERS OF SECURITIES

                 Each Principal Stockholder hereby severally agrees that for a period of two years commencing on the Effective Date none of such Principal Stockholders will offer, sell, contract to sell, grant any option to purchase, or otherwise dispose of, directly or indirectly, any equity securities of the Company or any other securities convertible into or exercisable for such equity securities, except to the extent consented prior thereto in writing by the Company's Board of Directors.

4.      TERMINATION OF PRIOR SHAREHOLDERS' AGREEMENT AND INVESTMENT AGREEMENT

                 On the Effective Date, the Prior Shareholders' Agreement and the Investment Agreement shall automatically terminate in all respects.
Nothing in this Agreement shall be deemed to modify the rights and responsibilities of IES (or its affiliates) or the Company set forth in the IES Guarantee Agreements.

5.      EFFECTIVENESS OF AGREEMENT

               As referred to herein, the effective date of this Agreement (the "Effective Date") shall be the date on which the Securities and Exchange Commission declares the registration statement filed pursuant to the Securities Act of 1933, as amended, in connection with the Public Offering to be effective; provided, however, that the aggregate offering price is expected by the Company on such date to be at least $50,000,000; and provided, further, that this Agreement shall terminate in all respects if such effectiveness does not occur on or before December 31, 1996.

6.      WAIVER OF PIGGYBACK REGISTRATION RIGHTS

                 As of the date of this Agreement, each of the Stockholders hereby waives any "piggyback" rights it may have to register any of its equity securities for sale in the Public Offering.

7.      REPRESENTATIONS AND WARRANTIES

        7.1.  REPRESENTATIONS AND WARRANTIES OF NON-INDIVIDUAL STOCKHOLDERS.

              Each Stockholder that is a corporation or partnership hereby represents and warrants, as of the date of this Agreement, to the Company and to each other Stockholder as follows:

              7.1.1.  AUTHORIZATION

              Such Stockholder has taken all corporate or partnership action necessary for it to enter into this Agreement and to consummate the transactions contemplated hereby.

              7.1.2.  BINDING OBLIGATION

              This Agreement constitutes a valid and binding obligation of such Stockholder, enforceable in accordance with its terms, except to the extent that such enforceability may be limited by bankruptcy, insolvency, and similar laws affecting the rights and remedies of creditors generally, and by general principles of equity and public policy; and each document and instrument to be executed by such Stockholder pursuant hereto, when executed and delivered in accordance with the provisions hereof, shall be a valid and binding obligation of such Stockholder, enforceable in accordance with its terms (with the aforesaid exceptions).

        7.2.  REPRESENTATIONS AND WARRANTIES OF INDIVIDUAL STOCKHOLDERS

              Each Stockholder who is an individual hereby represents and warrants, as of the date of this Agreement, to the Company and each other Stockholder as follows:

              7.2.1.  POWER AND AUTHORITY

              Such Stockholder has the legal capacity and all other necessary power and authority necessary to enter into this Agreement and to consummate the transactions contemplated hereby.

              7.2.2.  BINDING OBLIGATION

              This Agreement constitutes a valid and binding obligation of such Stockholder, enforceable in accordance with its terms, except to the extent that such enforceability may be limited by bankruptcy, insolvency, and similar laws affecting the rights and remedies of creditors generally, and by general principles of equity and public policy; and each document and instrument to be executed by such

Stockholder pursuant hereto, when executed and delivered in accordance with the provisions hereof, shall be a valid and binding obligation of such Stockholder, enforceable in accordance with its terms (with the aforesaid exceptions).

        7.3.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

              The Company hereby represents and warrants, as of the date of this Agreement, to each Stockholder as follows:

              7.3.1.  AUTHORIZATION

              The Company has taken all corporate action necessary for it to enter into this Agreement and to consummate the transactions contemplated hereby.

              7.3.2.  BINDING OBLIGATION

              This Agreement constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms, except to the extent that such enforceability may be limited by bankruptcy, insolvency, and similar laws affecting the rights and remedies of creditors generally, and by general principles of equity and public policy; and each document and instrument to be executed by the Company pursuant hereto, when executed and delivered in accordance with the provisions hereof, shall be a valid and binding obligation of the Company, enforceable in accordance with its terms (with the aforesaid exceptions).

8.  MISCELLANEOUS

        8.1.  ADDITIONAL ACTIONS AND DOCUMENTS

             Each of the parties hereto hereby agrees to take or cause to be taken such further actions, to execute, deliver and file or cause to be executed, delivered and filed such further documents and instruments, and to obtain such consents, as may be necessary or as may be reasonably requested in order to fully effectuate the purposes, terms and conditions of this Agreement, whether before, at or after the effective time of this Agreement.

        8.2.  ENTIRE AGREEMENT; AMENDMENT

              This Agreement, including the Appendix hereto and other writings referred to herein or delivered pursuant hereto, constitutes the entire agreement among the parties hereto with respect to the transactions contemplated herein, and it supersedes all prior oral or written agreements, commitments or understandings with respect to the matters provided for herein. No amendment, modification or discharge of this Agreement shall be valid or binding unless set forth in writing and duly executed by the party against whom enforcement of the amendment, modification, or discharge is sought.

        8.3.  LIMITATION ON BENEFIT

              It is the explicit intention of the parties hereto that no person or entity other than the parties hereto is or shall be entitled to bring any action to enforce any provision of this Agreement against any of the parties hereto, and the covenants, undertakings and agreements set forth in this Agreement shall be solely for the benefit of, and shall be enforceable only by, the parties hereto or their respective successors, heirs, executors, administrators, legal representatives and permitted assigns.

        8.4.  BINDING EFFECT; SPECIFIC PERFORMANCE

              This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, heirs, executors, administrators, legal representatives and permitted assigns. No party shall assign this Agreement without the written consent of the other parties hereto; and such consent shall not be unreasonably withheld. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

        8.5.  GOVERNING LAW

              This Agreement, the rights and obligations of the parties hereto, and any claims or disputes relating thereto, shall be governed by and construed in accordance with the laws of Delaware (excluding the choice of law rules thereof).

        8.6.  NOTICES

              All notices, demands, requests, or other communications which may be or are required to be given, served, or sent by any party to any other party pursuant to this Agreement shall be in writing and shall be hand-delivered or mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, or transmitted by telegram, telecopy, facsimile transmission or telex, addressed as follows:

                 (i)      If to the Company or to the McLeods:

                          McLeod, Inc.
                          Town Centre
                          221 Third Avenue, SE
                          Suite 500
                          Cedar Rapids, IA  52401-1522
                          Attention:  Clark E. McLeod
                          Facsimile:  (319) 298-7008

                 (ii)     If to IES:

                          IES Investments Inc.
                          200 1st Street SE
                          Cedar Rapids, IA 52401
                          Attention:  Peter W. Dietrich
                          Facsimile:  (319) 398-4483

                 (iii)    If to MWR:

                          Midwest Investments, Inc.
                          666 Grand Avenue
                          P. O. Box 657
                          Des Moines, IA 50306-9244
                          Attention:  Vice President
                          Facsimile:  (515) 281-2581

                 (ii)     If to any of the other Stockholders:

                          To such Stockholder's address on Appendix 1 hereto.

Each party may designate by notice in writing a new address to which any notice, demand, request or communication may thereafter be so given, served or sent. Each notice, demand, request, or communication which shall be hand-delivered, mailed, transmitted, telecopied or telexed in the manner described above, or which shall be delivered to a telegraph company, shall be deemed sufficiently given, served, sent, received or delivered for all purposes at such time as it is delivered to the addressee (with the return receipt, the delivery receipt, or the answerback being deemed conclusive, but not exclusive, evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation.

        8.7.  EXECUTION IN COUNTERPARTS

              To facilitate execution, this Agreement may be executed in as many counterparts as may be required; and it shall not be necessary that the signatures of, or on behalf of, each party, or that the signatures of all persons required to bind any party, appear on each counterpart; but it shall be sufficient that the signature of, or on behalf of, each party, or that the signatures of the persons required to bind any party, appear on one or more of the counterparts. All counterparts shall collectively constitute a single agreement. It shall not be necessary in making proof of this Agreement to produce or account for more than a number of counterparts containing the respective signatures of, or on behalf of, all of the parties hereto.





                    [Rest of page intentionally left blank]

               IN WITNESS WHEREOF, the undersigned have duly executed this Agreement, or have caused this Agreement to be duly executed on their behalf, as of the day and year first hereinabove set forth.


         MCLEOD, INC.                                           MWR INVESTMENTS, INC.


         By:  /s/ Blake O. Fisher, Jr.                      By:  /s/ Dennis H. Melstad
            --------------------------                         ---------------------------------------
            Blake O. Fisher, Jr.                               Dennis H. Melstad
            Chief Financial Officer                            President
            and Treasurer

                                                            MIDWEST CAPITOL
         IES INVESTMENTS INC.                               GROUP, INC.


         By:  /s/ Peter W. Dietrich                         By:  /s/ Ron W. Stepien
            ---------------------------------------         ------------------------------------------
            Peter W. Dietrich                                 Ron W. Stepien
            Vice President                                    Group Vice President



         /s/ Clark E. McLeod                                /s/ Clark E. McLeod
         ------------------------------------------         ------------------------------------------
         Clark E. McLeod                                    Mary E. McLeod
                                                            by Clark E. McLeod, Attorney
                                                            in Fact




               THE OTHER STOCKHOLDERS, WHOSE SIGNATURES APPEAR ON
                                   APPENDIX 1

                                   APPENDIX 1

                             TO INVESTOR AGREEMENT
                           DATED AS OF APRIL 1, 1996

                               OTHER STOCKHOLDERS

                                OF MCLEOD, INC.



         /s/ Clark E. McLeod                                    /s/ Clark E. McLeod
         ------------------------------------------             --------------------------------------
         Aaron McLeod                                           Ted McLeod
         by Clark E. McLeod,                                    by Clark E. McLeod,
         Attorney in Fact                                       Attorney in Fact





         /s/ Clark E. McLeod                                    /s/ Kirk E. Kaalberg
         ------------------------------------------             --------------------------------------
         Holly A. McLeod                                        Kirk E. Kaalberg
         by Clark E. McLeod,
         Attorney in Fact




         /s/ Bruce Thayer                                       /s/ David C. Stanard
         ------------------------------------------             --------------------------------------
         Bruce Thayer                                           David C. Stanard





         /s/ Susan M. Thayer                                    /s/ David C. Stanard
         ------------------------------------------             --------------------------------------
         Susan M. Thayer                                        Judith A. Stanard
                                                                by David C. Stanard,
                                                                Attorney in Fact

         /s/ James L. Cram                                      /s/ Douglas McGowen
         ------------------------------------------             --------------------------------------
         James L. Cram                                          Douglas McGowen




         /s/ James L. Cram                                      /s/ John D. Hagan
         ------------------------------------------             --------------------------------------
         Virginia A. Cram                                       John D. Hagan
         by James L. Cram,
         Attorney in Fact




         /s/ James L. Cram                                      /s/ John D. Hagan
         ------------------------------------------             --------------------------------------
         William A. Cram                                        Karleen M. Hagan
         by James L. Cram,                                      by John D. Hagan, Attorney
         Attorney in Fact                                       in Fact





         /s/ James L. Cram                                      /s/ Gene L. Hassman
         ------------------------------------------             --------------------------------------
         Kirsten J. Cram                                        Gene L. Hassman
         by James L. Cram,
         Attorney in Fact





         /s/ Stephen C. Gray                                    /s/ Casey D. Mahon
         ------------------------------------------             --------------------------------------
         Stephen C. Gray                                        Casey D. Mahon

         /s/ Stephen C. Gray
         ------------------------------------------
         Sally W. Gray
         by Stephen C. Gray,
         Attorney in Fact





         /s/ Scott L. Golberg                                   /s/ Casey D. Mahon
         ------------------------------------------             --------------------------------------
         Scott L. Golberg                                       Dain Bosworth, Inc.
                                                                custodian for Casey D.
                                                                Mahon IRA





         /s/ Scott L. Golberg                                   /s/ Stephen C. Gray
         ------------------------------------------             --------------------------------------
         Julie A. Golberg                                       Stephen Samuel Gray
         by Scott L. Golberg,                                   Irrevocable Trust by
         Attorney in Fact                                       Stephen C. Gray, Trustee





                                                                /s/ Clark E. McLeod
                                                                --------------------------------------
                                                                Joni Thornton
                                                                by Clark E. McLeod,
                                                                Attorney in Fact

         /s/ Clark E. McLeod                                    /s/ Clark E. McLeod
         ------------------------------------------             --------------------------------------
         Dave Lindberg                                          Al Lyon
         by Clark E. McLeod,                                    by Clark E. McLeod,
         Attorney in Fact                                       Attorney in Fact




         /s/ Clark E. McLeod                                    /s/ Clark E. McLeod
         ------------------------------------------             --------------------------------------
         Karen Lindberg                                         Delores Lyon
         by Clark E. McLeod,                                    by Clark E. McLeod,
         Attorney in Fact                                       Attorney in Fact




         /s/ Mernat & Co.                                       /s/ Mernat & Co.
         ------------------------------------------             --------------------------------------
         Mernat & Co. f/b/o                                     Mernat & Co f/b/o
         Henry Royer IRA                                        Joanne H. Collins Trust




         /s/ Mernat & Co.                                       /s/ Mernat & Co.
         ------------------------------------------             --------------------------------------
         Mernat & Co. f/b/o                                     Mernat & Co f/b/o
         Firstar Bank, Cedar Rapids, N.A.                       John D. Hagan IRA
         as Trustee for Shuttleworth &
         Ingersoll, P.C. f/b/o Thomas M.
         Collins





         /s/ Mernat & Co.                                       /s/ Frank N. Magid
         ------------------------------------------             --------------------------------------
         Mernat & Co. f/b/o                                     Frank N. Magid & Marilyn Y.
         Stephen C. Gray                                        Magid, Joint Tenants

         /s/ Fred L. Wham                                       /s/ Scott G. Byers Partnership
         ------------------------------------------             ------------------------------
         Fred L. Wham Trustee                                   Scott G. Byers Partnership
         Fred L. Wham Profit Sharing
         U/A Dated 1-1-89 f/b/o Fred L.
         Wham





         /s/ Craig M. Byers                                     /s/ Richard C. Young
         -----------------------------                          --------------------------------------
         Craig M. Byers & Susan M.                              Richard C. Young
         Byers, Joint Tenants





         /s/ Ross D. Christensen                                /s/ William C. Knapp
         ------------------------------------------             --------------------------------------
         Ross D. Christensen                                    William C. Knapp, Trustee
                                                                of the William C. Knapp
                                                                Revocable Trust





         /s/ Nelson Investment Company, Inc.                     /s/ John W. AALFS
         -----------------------------------                    --------------------------------------
         Nelson Investment Company,                             John W. AALFS
         Inc.

                                                                  /s/ William John Stevens
                                                                --------------------------------------
                                                                William John Stevens





         /s/ Tami Young                                           /s/ Merrill Lynch
         ------------------------------------------             --------------------------------------
         Tami Young                                             Merrill Lynch f/b/o
                                                                Michael J. Brown IRA





         /s/ Ann Vermeer Stienstra                                /s/ Keith R. Molof
         ------------------------------------------             --------------------------------------
         Ann Vermeer Stienstra                                  Keith R. Molof





         /s/ Central Iowa Energy Cooperative                      /s/ Frank N. Magid
         ------------------------------------------             --------------------------------------
         Central Iowa Energy                                    Trust for the Benefit of the
         Cooperative                                            Children of Frank Magid,
                                                                Frank N. Magid, Trustee,
                                                                U/A DTD 8-1-79





         /s/ Iowa Capital Corporation                           /s/ Thomas M. Brown
         ------------------------------------------             --------------------------------------
         Iowa Capital Corporation                               Dain Bosworth f/b/o
                                                                Thomas M. Brown IRA

         /s/ Thomas M. Brown                                    /s/ Karen Jacobi
         ------------------------------------------             --------------------------------------
         Thomas M. Brown                                        Karen Jacobi





         /s/ Philip Thrasher Kennedy                            /s/ IPC Development Co.
         ------------------------------------------             --------------------------------------
         Philip Thrasher Kennedy                                IPC Development Co.





                                                                /s/ S.K.E. Investment Partnership
         ------------------------------------------             ---------------------------------
         Trusty                                                 S.K.E. Investment Partnership





         /s/ Thomas M. Hoyt                                     /s/ James S. Cownie
         ------------------------------------------             --------------------------------------
         Thomas M. Hoyt                                         James S. Cownie





         /s/ Mernat & Co.                                       /s/ Gregg D. Miller
         ------------------------------------------             --------------------------------------
         Mernat & Co., f/b/o Stephen                            Gregg D. Miller
         C. Gray IRA

         /s/ Theodore G. Schwartz
         ------------------------------------------
         Theodore G. Schwartz





         /s/ IBAK & Company
         ------------------------------------------
         IBAK & Company for the
         Benefit of John W. Colloton,
         SEP-IRT





         /s/ John W. Colloton
         ------------------------------------------
         John W. Colloton





         ALLSOP VENTURE PARTNERS III L.P.
         BY:   MARK VENTURE PARTNERS L.P.,
               Its General Partner


         /s/ Paul D. Rhines
         --- --------------------------------------
         Paul D. Rhines,
         General Partner



         /s/ Blake O. Fisher, Jr.
         ------------------------------------------
         Blake O. Fisher, Jr.